FUNDTECH LTD.


                        CONSOLIDATED FINANCIAL STATEMENTS


                             AS OF DECEMBER 31, 1999


                                 IN U.S. DOLLARS




                                      INDEX




                                                                   PAGE
                                                                   ----

REPORT OF INDEPENDENT AUDITORS                                      F-2

CONSOLIDATED BALANCE SHEETS                                      F-3 - F-4

CONSOLIDATED STATEMENTS OF OPERATIONS                               F-5

STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY                       F-6

CONSOLIDATED STATEMENTS OF CASH FLOWS                            F-7 - F-8

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                      F-9 - F-29




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